Exhibit 32.1

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2003

In connection with the Quarterly Report of Jacksonville Bancorp, Inc. (“Company”) on Form 10-QSB for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard A. Foss, President and Chief Executive Officer and I, Diana S. Tone, Chief Financial Officer of the Company certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

08/07/2007 Date	/s/ Richard A. Foss Richard A. Foss President and Chief Executive Officer

08/07/2007 Date	/s/ Diana S. Tone Diana S. Tone Chief Financial Officer